                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-143802

                           PROSPECTUS SUPPLEMENT NO. 2

                                  $150,000,000
                                    SPSS INC.
                  2.50% CONVERTIBLE SUBORDINATED NOTES DUE 2012
                           AND SHARES OF COMMON STOCK
                      ISSUABLE UPON CONVERSION OF THE NOTES


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     This prospectus supplement supplements the prospectus dated September 11,
2007, as amended by Supplement No. 1 dated October 19, 2007 (collectively, the "Prospectus"), of SPSS Inc. relating to the sale by certain holders of our 2.50% Convertible Subordinated Notes due 2012 and the shares of SPSS Inc. common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

     The following line items are hereby added to the table of selling holders contained in the Prospectus:

                                                        PRINCIPAL AMOUNT
                                                            OF NOTES          NUMBER OF SHARES
                                                       BENEFICIALLY OWNED     OF COMMON STOCK
                   NAME AND ADDRESS                     THAT MAY BE SOLD      THAT MAY BE SOLD
                   ----------------                    ------------------   -------------------
Fore Convertible Master Fund Ltd.(33)................       2,173,000              46,307
Fore Erisa Fund Ltd.(33).............................         327,000               6,968


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   (33) Matthew Li has been identified by the selling holder as the natural person who exercises voting power and investment control over the notes and common stock issuable upon the conversion of the notes.

     INVESTING IN THE NOTES AND OUR COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 OF THE PROSPECTUS.


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     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  ------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 12, 2007.